Exhibit 99.1

Nicholas Financial Announces Amendment to Credit Facility

Clearwater, Florida – April 4, 3018 – Nicholas Financial, Inc. (NASDAQ: NICK) today announced that on March 30, 2018, the Company executed an Amendment to its existing credit facility which, among other changes, extends the maturity date to March 31, 2019 and adjusts the availability of funds thereunder. The bank group consortium continues to be led by Bank of America with Wells Fargo Preferred Capital, 1st Tennessee Bank and BMO/Harris Bank as participating banks.

“We are extremely pleased that our consortium of bank lenders has agreed to extend the maturity date of our credit line. We are also very thankful for and appreciative of the support of our bank group,” said Doug Marohn, President and CEO of Nicholas Financial, Inc. “Having the credit line extended for a full year affords us access to capital to execute and grow our business as we continue to focus on improving our operations and performance.“

About Nicholas Financial

Nicholas Financial, Inc. is one of the largest publicly-traded specialty consumer finance companies in North America. The Company operates branch locations in both Southeastern and Midwestern U.S. states. For an index of Nicholas Financial, Inc.’s news releases or to obtain a specific release, visit our web site at www.nicholasfinancial.com.

The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 31E of the Securities Exchange Act of 1934, including statements regarding the Company’s expectations, hopes, beliefs, intentions, or strategies regarding the future. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. All forward-looking statements included in this document are based on information available to the Company on the date hereof and the Company assumes no obligation to update any such forward-looking statements. Prospective investors should also consult the risks described from time to time in the Company’s Reports on Forms 10-K, 10-Q and 8-K and Annual Reports to Shareholders.